Exhibit 10.2

Form of

Amendment

of

Stock Option Agreements

This omnibus amendment (“Amendment”) is entered into and effective as of July 20, 2006 (the “Effective Date”) by and between Novatel Wireless, Inc., a Delaware corporation (the “Company”) and                          (“Optionholder” and, together with the Company, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meaning to those terms assigned in the Plan (defined below).

Recitals

WHEREAS, pursuant to Company’s 1997 Employee Stock Option Plan (the “Plan”), the Parties have entered into those certain stock option agreements as listed on Exhibit A hereto and as currently in effect (the “Agreements”);

WHEREAS, the Plan provides that if the Optionholder’s Service with or for the Company terminates then any Incentive Stock Options subject thereto shall expire on the 90th calendar day following the date of such termination (the “Exercise Period”) unless the Optionholder is terminated for Cause or if, after Service is terminated, the Optionholder commits acts detrimental to the Company’s interests, in which cases the Option will be void;

WHEREAS, the Plan provides that if the Optionholder dies or otherwise ceases to be in Service to the Company, then any outstanding Options which are not Incentive Stock Options shall remain exercisable for such period of time as determined by the Plan Administrator at the time of grant and set forth in the Agreements (the “Exercise Period”), provided that in no event shall an Option be exercisable after its stated expiration date and provided further that if the Optionholder is terminated for Cause or if, after Service is terminated, the Optionholder commits acts detrimental to the Company’s interests, in which cases the Option will be void;

WHEREAS, the Parties now desire to amend the Exercise Period of each Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Agreement

Section 1. Each Agreement is hereby amended as follows:

a.	The following text in Section 7, entitled “Termination of Option” is deleted in its entirety: “The Option to the extent not previously exercised, shall terminate upon the first to occur of the tenth anniversary of the Grant Date or as otherwise set forth in the Plan.

b.	The following text is inserted in place of the text deleted in a above and shall constitute the entire text of Section 7:

“Notwithstanding anything to the contrary in the Plan or in any agreement between the Company and Optionholder, in the event Optionholder’s Service with or for the Company terminates in all capacities (as an employee, a director, an independent consultant or advisor) in that Optionholder is not rendering continuous services to the Company in any of these capacities, and such termination is other than for death or Cause, then the Option shall expire at 5:00 pm (California time) on the date that is 270th calendar day following the date of such termination of Service in all capacities, except however if such day would occur in the calendar year following the calendar year of the termination day plus 90 days, the Option shall expire at 5:00 pm (California time) on December 31 of the year of the termination date. Except as provided above in case of death or Cause, in the event that Optionholder is in Service to the Company in some or any of these capacities (as an employee, a director, an independent consultant or advisor), then the Option shall terminate upon the tenth anniversary of the Grant Date”

Section 2. Except as specifically set forth in this Amendment, the Agreements remain in full force and effect without modification.

Section 3. Notwithstanding anything to the contrary herein, in no event shall the language added by this Amendment amend, alter or otherwise effect the provisions of any Change of Control Agreement by and between Optionholder and the Company (a “CIC”) to the extent any CIC remains in effect. In the event of any conflict between the CIC and this Amendment with respect to the time period allowed for the exercise of Options, the longer period for exercise shall prevail and be used by the parties hereto.

Section 4. The Parties hereto understand, acknowledge and agree that upon the Effective Date of this Amendment, all Options subject to this Amendment shall become and be treated as Non-qualified Stock Incentive Options under the Internal Revenue Code, regardless of how such Options were characterized at the Grant Date.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of July 20, 2006.

COMPANY

By:

Its:

OPTIONHOLDER

Exhibit A

Stock Option Agreements for the following grants:

Grant Number	Grant Date